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                                                                      Exhibit 10

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 67 to the Registration Statement on Form N-4 of our report dated April 27, 2007, relating to the consolidated financial statements of The Variable Annuity Life Insurance Company that appear in such Post-Effective Amendment No. 67 to the Registration Statement. We also consent to the use of our report dated April 6, 2007 relating to the financial statements and financial highlights of The Variable Annuity Life Insurance Company Separate Account A that appear in such Registration Statement. We also consent to the use of our report dated April 26, 2007 relating to the statutory basis financial statements of American Home Life Assurance Company for the year ended December 31, 2006, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Houston, TX

April 30, 2007